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                     INDEPENDENT AUDITOR'S CONSENT


We do hereby consent to the use of our report dated March 24, 1998 on the financial statements of Redneck Foods, Inc. as of December 31, 1997 included in and made part of the registration statement of Redneck Foods, Inc. dated December 3, 1998.


December 3, 1998

/s/   Crisp Hughes & Evans LLP
Certified Public Accountant